UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 9, 2005

BNC Bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	56-1663154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Julian Avenue

Thomasville, North Carolina 27361

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 476-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 9, 2005, the Bank of North Carolina (the “Bank”), the wholly-owned subsidiary of BNC Bancorp (the “Company”), entered into a lease agreement with 1400 Westgate Associates, L.L.C. to house the Bank’s loan production office located in Winston-Salem, North Carolina. The lease provides for a two-year term with the option to renew for an additional two-year period. The base rent is $43,543.50 for the first year of the lease with increases calculated annually in accordance with the Consumer Price Index.

Carolina Investment Properties, Inc., owned by Robin Team, a director on the Bank’s and the Company’s Boards of Directors, is a partial owner of 1400 Westgate Associates, L.L.C., the lessor. Mr. Team’s relationship with the lessor was fully disclosed to the Company’s Board of Directors. Mr. Team did not participate in the discussion or the vote to enter into the lease agreement.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

(10)(viii)	Lease Agreement dated June 9, 2005 by and between the Bank of North Carolina, as lessee, and 1400 Westgate Associates, L.L.C., as lessor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP

Date: June 9, 2005	By:	/s/ W. Swope Montgomery
W. Swope Montgomery, Jr., President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
(10)(viii)	Lease Agreement dated June 9, 2005 by and between the Bank of North Carolina, as lessee, and 1400 Westgate Associates, L.L.C., as lessor.